Exhibit 99.2

CONSENT TO BE NAMED AS A DIRECTOR NOMINEE

I consent to the use of my name as a Director Nominee in the section “Management” in the Registration Statement to be filed by CyrusOne Inc. on Form S-11 and the related Prospectus and any amendments or supplements thereto.

Dated: November 24, 2012

Signature:	/s/ Roger Staubach
Roger Staubach